yPOWER OF ATTORNEY

CRITICARE SYSTEMS, INC.

	The undersigned, a director, officer and/or stockholder of Criticare Systems, Inc., a Delaware corporation (the 'Company'), who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, does hereby constitute and appoint Benjamin G. Lombard (the Company's outside counsel) and
Joel D. Knudson, and each of them, each with full power to act without the other and with full power of substitution and resubstitution, as attorneys or attorney to sign and file in his name, place and stead, in any and all capacities, a Form 4, Form 5 or any successor form for reporting the undersigned's transactions in and holdings of the Company's equity securities for purposes of Section 16(a) of the Exchange Act, and any and all other documents to be filed with the Securities and Exchange Commission pertaining to or relating to such forms, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes. This power of attorney takes the place of and supersedes any previously executed power of attorney covering the matters addressed hereby.

	Executed as of April 3, 2007.



/s/ Robert Emmett Munzenrider